UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2017

Vivaldi Opportunities Fund

(Exact name of Registrant as specified in its charter)

Maryland	811-23255	82-2021388
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212 (414) 299-2270 (Address of principal executive offices)

Registrant’s telephone number, including area code: (414) 299-2270

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

The following persons have been added as additional Portfolio Managers for the Fund.

Sreeniwas (Sreeni) V. Prabhu is Chief Investment Officer of Angel Oak Capital Advisors and a Portfolio Manager of the Fund. Prior to co-founding Angel Oak in 2009, Mr. Prabhu was the Chief Investment Officer of the $25 billion investment portfolio at Washington Mutual Bank for three years and was also part of the macro asset strategy team at the bank. Prior to joining Washington Mutual Bank, Mr. Prabhu worked for six years at SunTrust Bank in Atlanta, where he was responsible for investment strategies and served as head portfolio manager for the $3 billion commercial mortgage backed securities portfolio. He began his career at SunTrust in 1998 as a bank analyst focused on asset/liability management and liquidity strategies. Mr. Prabhu holds a B.B.A. in Economics from Georgia College and State University and an M.B.A. in Finance from Georgia State University.

Matthew R. Kennedy, CFA, is a Senior Portfolio Manager of Angel Oak Capital Advisors and Portfolio Manager of the Fund. Mr. Kennedy has over 20 years of capital markets and asset management experience. Prior to joining Angel Oak in 2016, Mr. Kennedy spent seven years as a portfolio manager with Rainier Investment Management, LLC, where he served as Director of Fixed Income Management. Mr. Kennedy began his investment career in 1995 at GE Financial Assurance, where he served as a Senior Analyst and made investment recommendations for investment grade, high yield, and private placement portfolios. From 1991 through 1994, he was a CPA and Auditor at Deloitte & Touche. Mr. Kennedy is a member of the CFA Institute and the Seattle Society of Financial Analysts. He holds the Chartered Financial Analyst designation. Mr. Kennedy received his Bachelor of Arts degree in Business Administration, with specializations in Finance and Accounting, from Washington State University

Colin McBurnette is a Portfolio Manager of Angel Oak Capital Advisors and Portfolio Manager of the Fund. Mr. McBurnette focuses on security and portfolio analytics. Prior to joining Angel Oak in 2012, Mr. McBurnette worked for Prodigus Capital Management, where he served on the investment committee and ran the analytics group. He was responsible for acquisition and management of their distressed debt portfolio, as well as the development of their proprietary financial technology platform. Previously, Mr. McBurnette worked in the Real Estate Capital Markets group for Wachovia Bank and Wells Fargo where he focused on risk management for their commercial real estate REPO lines. Mr. McBurnette holds a B.B.A. in Finance and in Real Estate from the University of Georgia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivaldi Opportunities Fund

Date: June 22, 2018	By:	/s/ Terrance P. Gallagher
Terrance P. Gallagher
Secretary